Exhibit 4.1

CARE CAPITAL PROPERTIES, LP,

as Issuer,

CARE CAPITAL PROPERTIES, INC.

and

CARE CAPITAL PROPERTIES GP, LLC,

as Guarantors,

and

REGIONS BANK,

as Trustee

INDENTURE

Dated as of July 14, 2016

5.125% Senior Notes due 2026

Reconciliation and tie between Trust Indenture Act of

1939 (the “Trust Indenture Act”) and Indenture, dated as of July 14, 2016

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	7.09
	(a)(2)	7.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.09
	(b)	7.08
§ 311	(a)	7.13
	(b)	7.13
§ 312	(a)	5.01, 5.02
	(b)	5.02
	(c)	5.02
§ 313	(a)	5.03
	(b)	5.03
	(c)	5.03
	(d)	5.03
§ 314	(a)	4.06, 4.08
	(b)	Not Applicable
	(c)(1)	16.05
	(c)(2)	16.05
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	16.05
	(f)	Not Applicable
§ 315	(a)	7.01
	(b)	6.08
	(c)	7.01
	(d)	7.01
	(e)	6.09
§ 316	(a)(1)(A)	6.07
	(a)(1)(B)	6.07
	(a)(2)	Not Applicable
	(b)	6.04
	(c)	8.01
§ 317	(a)(1)	6.02
	(a)(2)	6.02
	(b)	11.03
§ 318	(a)	Not Applicable

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

TABLE OF CONTENTS(1)

ii

(1)	Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange

iii

THIS INDENTURE, dated as of July 14, 2016, by and among CARE CAPITAL PROPERTIES, LP, a Delaware limited partnership (the “Issuer”), CARE CAPITAL PROPERTIES, INC., a Delaware corporation (the “Parent”), CARE CAPITAL PROPERTIES GP, LLC (the “General Partner”), and REGIONS BANK, an Alabama state chartered banking corporation, as Trustee hereunder (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer’s 5.125% Senior Notes due 2026 guaranteed by the Guarantors (as defined below).

ARTICLE I

DEFINITIONS

Section 1.01  Definitions.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  All other terms used in this Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture.  The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.  The terms defined in this Article include the plural as well as the singular.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means Debt of a Person (1) existing at the time such Person is merged or consolidated with or into the Issuer or any of its Subsidiaries or becomes a Subsidiary of the Issuer or (2) assumed by the Issuer or any of its Subsidiaries in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to be incurred on the date the acquired Person is merged or consolidated with or into the Issuer or any of its Subsidiaries or becomes a Subsidiary of the Issuer or the date of the related acquisition, as the case may be.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.04, 2.11 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Note Registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authentication Order” has the meaning specified in Section 2.01 hereof.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

“Business Day” means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Capitalization Rate” means 10.0% for all Government Reimbursed Properties and 7.5% for all Non-Government Reimbursed Properties.

“Clearstream” means Clearstream Banking, S.A.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Consolidated EBITDA” means, for any period, the Issuer’s and its Subsidiaries’ net income (loss) for such period plus amounts which have been deducted, and minus amounts which have been added, for the following, without duplication: (1) Interest Expense, non-cash stock or option compensation, merger-related expenses and deal costs, transition-related costs and deferred financing fees, (2) provision for taxes, (3) gains and losses on sales or other dispositions of Properties, (4) Property valuation losses and impairment charges, (5) depreciation and amortization expense, (6) increases in deferred taxes and other non-cash items, (7) the effect of any charge resulting from a change in accounting principles in determining net income (loss) for such period, (8) extraordinary items, (9) all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed), (10) non-recurring items or other unusual non-cash items, as determined reasonably and in good faith by the Issuer, (11) non-controlling interests, (12) income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP and (13) amortization of deferred charges, all determined on a consolidated basis in accordance with GAAP, except to the extent that GAAP is not applicable with respect to the determination of all non-cash and non-recurring items.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at the address set forth in Section 16.03 hereof, or at any other date at such other address as the Trustee may designate from time to time by notice to the Issuer or the designated office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Issuer).

“Covenant Defeasance” has the meaning specified in Section 12.03 hereof.

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Custodian” means Regions Bank, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” as of any date means the Issuer’s or any of the Issuer’s Subsidiaries’ indebtedness, whether or not contingent, in respect of, without duplication:  (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by a Lien on any Property or other asset owned by the Issuer or any of its Subsidiaries, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Board of Directors of the Parent) of the Property or other asset subject to such Lien, (3) the reimbursement obligations in connection with any letters of credit actually issued or amounts representing the unpaid and deferred balance of the purchase price of any Property or other assets or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, or (4) any lease of Property or other assets by the Issuer or any of its Subsidiaries as lessee which is reflected on the Issuer’s consolidated balance sheet as a capitalized lease in accordance with GAAP, but excluding Intercompany Debt and all liabilities associated with customary exceptions to non-recourse Debt and only to the extent, in the case of indebtedness described in clauses (1) through (3) above, that any such indebtedness (other than letters of credit) would appear as a liability on the Issuer’s consolidated balance sheet in accordance with GAAP; provided, however, that “Debt” will exclude any such indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP. Notwithstanding anything to the contrary in the foregoing, the term “Debt” also includes, to the extent not otherwise included, Acquired Debt and any obligation of the Issuer or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), in connection with customary exceptions to non-recourse Debt, for the purposes of guaranteeing the payment of all amounts due and owing pursuant to leases to which the Issuer is a party and has assigned its interest (provided that such assignee of the Issuer is not in default of any amounts due and owing under such leases), or guarantees of Debt incurred by the Issuer or its Subsidiaries in compliance with this Indenture), Debt of another person (other than the Issuer or any of its Subsidiaries) (it being understood that Debt shall be deemed to be incurred by the Issuer or any of its Subsidiaries whenever the Issuer or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Default” means any event which, after notice or the lapse of time, or both, would become, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03 hereof.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes.  DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“DTC” means The Depository Trust Company.

“EDGAR” has the meaning specified in Section 4.06(a) hereof.

“Euroclear” means Euroclear Bank, as operator of the Euroclear system.

“Event of Default” means any event specified in Section 6.01 hereof as an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Facility Lease” means a lease or sublease (including any master lease) with respect to any Property owned or ground leased by the Issuer or any of its Subsidiaries as lessor, to a third party Tenant, which is a triple-net lease such that such Tenant is required to pay all taxes, utilities, insurance (including casualty insurance), maintenance and other customary expenses with respect to the subject Property (whether in the form of reimbursements, additional rent or otherwise) in addition to the base rental payments required thereunder such that net operating income to the Issuer or any of its Subsidiaries for such Property (before non-cash items) at least equals the base rent paid thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“General Partner” means the limited liability company named as the “General Partner” in the first paragraph of this Indenture, and, subject to the provisions of Article X hereof, shall include its successors and assigns.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with this Indenture.

“Government Reimbursed Properties” means Healthcare Facilities in respect of which 51% or more of revenues are generated from reimbursements under Medicare, Medicaid and other government programs for payment of services rendered by healthcare providers. Examples include skilled nursing facilities and hospitals.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation under any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation under any Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation under any Debt of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteeing,” used as verbs, have a corresponding meaning.

“Guarantor” means the Parent and the General Partner, in each case, for so long as it Guarantees any obligation under the Notes.

“Healthcare Facility” means any skilled nursing facilities, hospitals, long-term acute care facilities, inpatient rehabilitation facility, medical office buildings, assisted living facilities, independent living facilities or memory care or other personal care facilities and ancillary businesses that are supplemental or incidental to the foregoing.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $500,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means each of Barclays Capital, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Stifel, Nicolaus & Company, Incorporated, MUFG Securities Americas Inc., PNC Capital Markets LLC, Credit Agricole Securities (USA) Inc., BBVA Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC, Morgan Stanley & Co. LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, and Fifth Third Securities, Inc.

“Intercompany Debt” means Debt to which the Issuer and one or more of its Subsidiaries are the only parties; provided, however, that with respect to any such Debt of which the Issuer is the borrower, such Debt is subordinate in right of payment to the Notes.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Special Interest, if any, payable under the terms of the Registration Rights Agreement, and additional interest, if any, payable pursuant to Section 6.01 hereof.

“Interest Expense” means, for any period, the Issuer’s and its Subsidiaries’ aggregate interest expense for such period, determined on a consolidated basis in accordance with GAAP, but excluding (i) interest reserves funded from the proceeds of any loan, (ii) prepayment penalties, (iii) amortization of deferred financing costs, including debt discounts and (iv) non-cash swap ineffectiveness charges and swap breakage costs.

“Issuer” means the limited partnership named as the “Issuer” in the first paragraph of this Indenture, and, subject to the provisions of Article X hereof, shall include its successors and assigns.

“Latest Completed Fiscal Quarter” means, as of any date, the then most recently ended fiscal quarter for which the Issuer’s consolidated financial statements are available.

“Legal Defeasance” has the meaning specified in Section 12.02 hereof.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, without duplication, any mortgage, deed of trust, deed to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Make-Whole Amount” means, in connection with any optional redemption of any Notes, the excess, if any, as calculated by the Issuer, of (1) the aggregate present value as of the date of such redemption of each dollar of principal amount of Notes being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determining by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third business day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (2) the aggregate principal amount of the Notes being redeemed.

“Maturity Date” means August 15, 2026.

“NOI” means, with respect to any Property for the applicable period, (1) rental payments and other revenues received in cash by the Issuer or any of its Subsidiaries (whether in the nature of base rent, minimum rent, percentage rent, additional rent, proceeds of rent loss or business interruption insurance or otherwise, but exclusive of (a) security deposits, earnest money deposits, advance rentals, reserves for capital expenditures, impounds, escrows, charges, expenses or items required to be paid or reimbursed by the Tenant thereunder, except, with respect to any of the foregoing in this clause (a), to the extent applied in satisfaction of any Tenant’s obligations for rent, and (b) proceeds from a sale of such Property) pursuant to the Facility Leases applicable to such Property, minus (2) all expenses paid by the Issuer or any of its Subsidiaries and not reimbursed by a person that is not the Issuer or any of its Subsidiaries (excluding interest but including an appropriate accrual for property taxes and insurance net of cash reserves therefor held by the Issuer or any of its Subsidiaries) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses, depreciation and income taxes of the Issuer and its Subsidiaries and any property management fees).

“Non-Government Reimbursed Properties” means Healthcare Facilities that are not Government Reimbursed Properties. Examples include assisted living facilities, independent living facilities, memory care facilities and medical office buildings.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including the Initial Notes, any Additional Notes and any Global Note.

“Note Guarantee” has the meaning specified in Section 15.01(a) hereof.

“Note Register” has the meaning specified in Section 2.05 hereof.

“Note Registrar” has the meaning specified in Section 2.05 hereof.

“Noteholder” or “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.

“Offering Memorandum” means the final offering memorandum dated July 7, 2016 relating to the Initial Notes.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, one of the Vice Presidents, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the General Partner (when such term is used with respect to any action to be taken by, any document to be executed by or any matter relating to the General Partner in its capacity as general partner of the Issuer) or of the Person (when such term is used with respect to any action to be taken by, document to be executed by or any matter relating to any other Person).

“Officer’s Certificate” means, with respect to any Person, a certificate signed by any Officer of such Person or, in the case of a Person that is a partnership, the general partner of such Person.

“Opinion of Counsel” means, with respect to any Person, an opinion in writing signed by legal counsel, who may be an employee of or counsel to such Person and who shall be reasonably acceptable to the Trustee.

“outstanding” when used with reference to Notes and subject to the provisions of Section 8.04 hereof, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(1)                                 Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)                                 Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer, the Parent or the General Partner) or (ii) which shall have been otherwise discharged in accordance with Article XI hereof;

(3)                                 Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 hereof; and

(4)                                 Notes paid or redeemed pursuant to Article III hereof.

“Parent” means the corporation named as the “Parent” in the first paragraph of this Indenture, and, subject to the provisions of Article X hereof, shall include its successors and assigns.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning specified in Section 2.05 hereof.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 hereof in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

“premium” means any premium payable under the terms of the Notes.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Property” as to any Person means all of the right, title and interest of such Person in and to land, improvements and fixtures.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” has the meaning specified in Section 2.03 hereof.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 3.01 hereof, the date fixed for such redemption in accordance with the provisions of Section 3.01 hereof.

“Redemption Price” has the meaning provided in Section 3.01(a) hereof.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 14, 2016, among the Issuer, the Guarantors and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Reinvestment Rate” means 0.50% plus the arithmetic mean of the yields under the respective heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity of the Notes, as of the applicable redemption date. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act as it may be amended from time to time hereafter.

“Rule 144A” means Rule 144A promulgated under the Securities Act as it may be amended from time to time hereafter.

“Rule 903” means Rule 903 promulgated under the Securities Act as it may be amended from time to time hereafter.

“Rule 904” means Rule 904 promulgated under the Securities Act as it may be amended from time to time hereafter.

“Secured Debt” as of any date means that portion of the aggregate principal amount of all outstanding Debt that is secured by a Lien on any of the Issuer’s or any of its Subsidiaries’ Property or other assets.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means each Subsidiary that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act), if any, of the Issuer.

“Special Interest” has the meaning specified in Section 5 of the Registration Rights Agreement (as defined above).

“Special Interest Notice” has the meaning specified in Section 4.11 hereof.

“Stabilized Development Asset” means each new construction or development real property asset owned by the Issuer or any of its Subsidiaries if either eight consecutive fiscal quarters has occurred following substantial completion of construction or development of such asset or such asset is at least 90% leased, whichever shall occur first.

“Stated Maturity,” with respect to any Note or any installment of principal thereof or interest thereon, means the date established by or pursuant to this Indenture or such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under this Indenture, then such other reasonably comparable index designated by the Issuer.

“Subsidiary” means a corporation, partnership association, joint venture, trust, limited liability company or other business entity which is required to be consolidated with the Issuer in accordance with GAAP.

“Tenant” means any person who is a lessee with respect to any lease held by the Issuer or any of the Issuer’s Subsidiaries as lessor or as an assignee of the lessor thereunder.

“Total Assets” as of any date means the sum, without duplication, of the following: (1) for all Properties (except for the Properties described in clause (3) of this definition) owned or ground leased by the Issuer or any of its Subsidiaries for all of the four consecutive fiscal quarter period ending with the Latest Completed Fiscal Quarter, an amount equal to (a) the NOI derived from each such Property for the Latest Completed Fiscal Quarter multiplied by four, divided by (b) the Capitalization Rate for each such Property, (2) for all Properties (except for the Properties described in clause (3) of this definition) acquired during the four consecutive fiscal quarter period ending with the Latest Completed Fiscal Quarter, the acquisition price paid for each such Property, plus an amount equal to the cost of any capital improvements made to each such Property since the date of its acquisition, (3) (a) for all real property assets owned by the Issuer or any of its Subsidiaries that are under construction or development (other than Properties under renovation) or that are newly constructed or developed but are not yet Stabilized Development Assets, the undepreciated GAAP book value of the Issuer’s or any of its Subsidiaries’ interest in such assets and (b) for the Issuer’s or any of its Subsidiaries’ interest in unimproved land holdings, the GAAP book value of such assets, and (4) for all of the Issuer’s and its Subsidiaries’ other assets (excluding accounts (but not notes) receivables, non-real estate intangibles and the assets referred to in clauses (1), (2) and (3) of this definition), the GAAP book value of such assets.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture; provided, that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means Regions Bank, and its successors and any corporation or association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Unencumbered Total Asset Value” as of any date means the sum, without duplication, of the following: (1) for all Properties (except for (i) the Properties described in clause (3) of this definition and (ii) Properties that are subject to any Lien that secures Debt) owned or ground leased by the Issuer or any of its Subsidiaries for all of the four consecutive fiscal quarter period ending with the Latest Completed Fiscal Quarter, an amount equal to (a) the NOI derived from each such Property for the Latest Completed Fiscal Quarter multiplied by four, divided by (b) the Capitalization Rate for each such Property, (2) for all Properties (except for (i) the Properties described in clause (3) of this definition and (ii) Properties that are subject to any Lien that secures Debt) acquired during the four consecutive fiscal quarter period ending with the Latest Completed Fiscal Quarter, the acquisition price paid for each such Property, plus an amount equal to the cost of any capital improvements made to each such Property since the date of its acquisition, (3) (a) for all real property assets owned by the Issuer or any of its Subsidiaries that are under construction or development (other than Properties under renovation) or that are newly constructed or developed but are not yet Stabilized Development Assets (except, in each case, for real property assets that are subject to any Lien that secures Debt), the undepreciated GAAP book value of the Issuer’s or any of its Subsidiaries’ interest in such assets and (b) for the Issuer’s or any of its Subsidiaries’ interest in unimproved land holdings (except for unimproved land holdings that are subject to any Lien that secures Debt), the GAAP book value of such assets, and (4) for all of the Issuer’s and its Subsidiaries’ other assets (excluding accounts (but not notes) receivables, non-real estate intangibles, the assets referred to in clauses (1), (2) and (3) of this definition and assets that are subject to any Lien that secures Debt), the GAAP book value of such assets, provided, however, that, in determining Unencumbered Total Asset Value for purposes of the covenant set forth above in “—Certain Covenants—Maintenance of Unencumbered Total Asset Value,” all investments by the Issuer and any of its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities accounted for financial reporting purposes using the equity method of accounting in accordance with GAAP shall be excluded from Unencumbered Total Asset Value.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unsecured Debt” as of any date means that portion of the aggregate principal amount of all outstanding Debt that is not Secured Debt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01  Designation Amount and Issue of Notes.

Upon the execution of this Indenture, and from time to time thereafter, Notes may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Notes upon a written order of the Issuer (an “Authentication Order”), such order signed on behalf of the Issuer by an Officer of the General Partner, without any further action by the Issuer hereunder.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited; provided, that upon initial issuance, the aggregate principal amount of Notes outstanding shall not exceed $500,000,000, except as provided in Sections 2.07 and 2.08 hereof.  The Issuer may, without the consent of the Holders of Notes, issue Additional Notes from time to time in the future in an unlimited principal amount, subject to compliance with the terms of this Indenture, including Section 2.11 hereof.

Section 2.02  Form of Notes.

Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee.  The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or as may be required for the Notes to be tradable on any market existing or developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.06(b) hereof, all of the Notes will be represented by one or more Global Notes.  The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.06(b) hereof, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

Section 2.03  Date and Denominations of Notes; Payments of Interest.

The Notes shall be issuable in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto.  Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at 5:00 p.m., New York City time, on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date.  Interest shall be payable electronically or at the office of the Issuer maintained by the Issuer for such purposes in New York, New York, which shall initially be a lock box of the Trustee, which will forward any payments to the Trustee’s corporate office in Birmingham, Alabama.  The Issuer shall pay, or cause to be paid, interest on any Notes in certificated form by wire transfer of immediately available funds to the accounts specified by the Holders thereof, or, if no such account is specified for a Holder, by check mailed to such Holder at its registered address set forth in the Note Registrar’s books.  The Issuer shall pay interest on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.  If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.  The term “Record Date” with respect to any interest payment date shall mean the February 1 or August 1 immediately preceding the applicable February 15 or August 15 interest payment date, respectively.

No other payment or adjustment will be made for accrued interest on an exchanged Note.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any February 15 or August 15 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1)                                 The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent in writing to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of monies equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such monies when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment, and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment (unless, the Trustee shall consent in writing to an earlier date).  The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed (or sent by electronic transmission), first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than ten (10) calendar days prior to such special record date (unless, the Trustee shall consent in writing to an earlier date).  Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2)                                 The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04  Execution of Notes.

The Notes shall be signed, in the name and on behalf of the Issuer, manually or by facsimile or other electronic imaging means by an Officer of the General Partner.  The Trustee will, upon receipt of an Authentication Order, authenticate Notes for issue under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Sections 2.07 and 2.08 hereof.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11 hereof), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such authenticating agent) upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the General Partner who shall have signed any of the Notes shall cease to be such Officer of the General Partner before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the General Partner, and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the proper Officers of the General Partner, although at the date of the execution of this Indenture any such person was not such an Officer of the General Partner.

Section 2.05  Note Registrar and Paying Agent.

The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Note Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Note Registrar will keep a register of the Notes and of their transfer and exchange (the “Note Register”).  The Issuer may change any Paying Agent or Note Registrar without notice to any Holder.  The Issuer will notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Note Registrar or Paying Agent, the Trustee shall act as such.  The Issuer, any of its Subsidiaries or any Guarantor may act as Paying Agent or Note Registrar.

The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Note Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or its Subsidiary) will have no further liability for the money.  If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.06  Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1)                                 the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2)                                 the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)                                 upon request from the Depositary if there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be registered in such names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the Private Placement Legend unless that legend is not required by applicable law.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.08 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.08 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (f) hereof.  Except as set forth above or to the extent the Issuer in its sole discretion determines that beneficial interests in the Global Notes should be permitted to be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, beneficial interests in a Global Note may not be exchanged for Definitive Notes.  In the event that the Issuer permits beneficial interests in the Global Notes to be exchanged for Definitive Notes, then such beneficial interests may be so exchanged as provided in Section 2.06(c).

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) of this Section 2.06(b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in Global Notes that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Note Registrar either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.06(b)(1) above.

Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Note Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Note Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(C)                               the Note Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to the preceding subparagraph (B) or (C) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to the preceding subparagraph (B) or (C) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If the Issuer has permitted beneficial interests in the Global Notes to be exchanged for Definitive Notes pursuant to Section 2.06(a) above and any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Note Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Issuer has permitted beneficial interests in the Global Notes to be exchanged for Definitive Notes pursuant to Section 2.06(a) above and:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(C)                               the Note Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If the Issuer has permitted beneficial interests in the Global Notes to be exchanged for Definitive Notes pursuant to Section 2.06(a) above and any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Note Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                                 Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note and, in the case of clause (C) above, the Regulation S Global Note.

(2)                                 Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(C)                            the Note Registrar receives the following:

(i)                                     if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)                                  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                 Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(C) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.04 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Note Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                 Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                 Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement;

(B)                               any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(C)                               the Note Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Note Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.04 hereof, the Trustee will authenticate:

(1)                                 one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer; and

(2)                                 Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)                                  Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                 Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION.  BY ITS ACCEPTANCE HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO THE DATE WHICH IS [FOR RULE 144A NOTES, THE LATER OF (X) ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT WITHOUT THE SATISFACTION OF ANY CONDITIONS OR OTHER REQUIREMENTS) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CARE CAPITAL PROPERTIES, LP (THE “OPERATING PARTNERSHIP”) OR ANY AFFILIATE OF THE OPERATING PARTNERSHIP WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH INTEREST OR PARTICIPATION AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW][FOR REGULATION S NOTES, 40 DAYS PRIOR TO THE EXPIRATION OF THE “DISTRIBUTION COMPLIANCE PERIOD” (AS DEFINED IN REGULATION S OF THE SECURITIES ACT (“REGULATION S”)], ONLY (A) TO THE OPERATING PARTNERSHIP, CARE CAPITAL PROPERTIES, INC. OR ANY OF THE OPERATING PARTNERSHIP’S SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) ACQUIRING THIS SECURITY OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS WITHIN THE MEANING OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION BE AT ALL TIMES WITHIN ITS CONTROL, AND TO COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE.  THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE OPERATING PARTNERSHIP TO THE TRUSTEE.”

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)                                 Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.09 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.04 hereof or at the Note Registrar’s request.

(2)                                 No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 3.03 and 9.04 hereof).

(3)                                 The Note Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                 Neither the Note Registrar nor the Issuer will be required:

(A)                               to issue, register the transfer of or to exchange any Note during the period beginning at the opening of business fifteen (15) days before the mailing of the notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such mailing; or

(B)                               to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(6)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)                                 The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 hereof.

(8)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Note Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or other electronic imaging means.

(9)                                 The Trustee shall have no responsibility or obligation to any Participants, Indirect Participants or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participants, Indirect Participants or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such

Notes.  All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07  Mutilated, Destroyed, Lost or Stolen Notes.

In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case, the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note.  Upon the issuance of any substituted Note, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.  In case any Note which has matured or is about to mature or has been called for redemption, as the case may be, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of, as the case may be, if the applicant for such payment shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption of negotiable instruments or other securities without their surrender.

Section 2.08  Temporary Notes.

Pending the preparation of Notes in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer.  Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form.  Without unreasonable delay, the Issuer will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 hereof and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form.  Such exchange shall be made by the Issuer at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.09  Cancellation of Notes.

All Notes surrendered for the purpose of payment, redemption or registration of transfer shall, if surrendered to the Issuer or any Paying Agent, which shall initially be the Trustee, or any Note Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of such canceled Notes in accordance with its customary procedures, with copies of such cancelled Notes and related documentation provided to the Issuer.  If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.10  CUSIP Numbers.

The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.11  Issuance of Additional Notes.

The Issuer will be entitled, upon delivery of an Officer’s Certificate, Opinion of Counsel and Authentication Order, subject to its compliance with Section 4.09 hereof, to issue Additional Notes under this Indenture that will have identical terms to and the same CUSIP number as the Initial Notes issued on the date of this Indenture other than with respect to the date of issuance, issue price, interest accrued prior to the issue date of the Additional Notes, and if applicable, the first interest payment date; provided, that such Additional Notes must be part of the same issue as and, in the event that such Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, such Additional Notes will have a different CUSIP number than the Initial Notes.  The Initial Notes and any such Additional Notes will constitute a single series of debt securities, and in circumstances in which this Indenture provides for the Holders of Notes to vote or take any action, the Holders of Initial Notes and the Holders of any such Additional Notes will vote or take the action as a single class.

With respect to any Additional Notes, the Issuer will deliver to the Trustee a resolution of the Board of Directors of the Parent and an Officer’s Certificate with the following information:

(1)                                 the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)                                 the issue date and the CUSIP number of such Additional Notes; and

(3)                                 whether such Additional Notes shall be transfer restricted Notes and issued in the form of Initial Notes as set forth in Section 2.04 hereof or shall be issued in the form of Exchange Notes.

ARTICLE III

REDEMPTION OF NOTES

Section 3.01  Optional Redemption of Notes.

(a)                                 The Issuer shall have the right to redeem the Notes at its option at any time in whole or from time to time in part prior to the Maturity Date.  The redemption price (“Redemption Price”) for Notes that are redeemed before May 15, 2026 will be equal to (i) 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption, plus (ii) the Make-Whole Amount. The Redemption Price for Notes that are redeemed on or after May 15, 2026 will be equal to 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption, and will not include the Make-Whole Amount or any other premium.

(b)                                 The Issuer shall not redeem the Notes pursuant to Section 3.01(a) hereof on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Redemption Price with respect to the Notes to be redeemed).

Section 3.02.  Notice of Optional Redemption; Selection of Notes.

In case the Issuer shall desire to exercise the right to redeem all or any part, as the case may be, of the Notes pursuant to Section 3.01 hereof, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than ten (10) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed (or sent by electronic transmission), the Trustee in the name of and at the expense of the Issuer, shall mail (or send by electronic transmission) or cause to be mailed (or sent by electronic transmission) a notice of such redemption not fewer than thirty (30) calendar days nor more than sixty (60) calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed in whole or in part at its last address as the same appears on the Note Register; provided, that if the Issuer makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee; provided further that the text of the notice shall be prepared by the Issuer and provided to the Trustee along with Issuer’s written request to exercise its redemption right.  Such mailing of the redemption notice shall be by first class mail (unless sent by electronic transmission).  The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the CUSIP number or numbers, if any, of the Notes being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes, and (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue.  If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any).  In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

Whenever any Notes are to be redeemed, the Issuer will give the Trustee written notice of the Redemption Date, together with an Officer’s Certificate as to the aggregate principal amount of Notes to be redeemed not fewer than thirty (30) calendar days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Issuer will deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 hereof) an amount of monies in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the appropriate Redemption Price; provided, that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date.  The Issuer shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the Redemption Price.

If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof), on a pro rata basis (random by lot) or as required by the Depositary.  The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof.

Section 3.03  Payment of Notes Called for Redemption by the Issuer.

If notice of redemption has been given as provided in Section 3.02 hereof, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Issuer shall default in the payment of such Notes at the Redemption Price, so long as Paying Agent holds funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, then (a) such Notes will cease to be outstanding on and after the Redemption Date, (b) interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after the Redemption Date, (c) after

5:00 p.m., New York City time, on the second Business Day immediately preceding the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price) and, except as provided in Section 7.05 and Section 11.02 hereof, such Notes will cease to be entitled to any benefit or security under this Indenture, and (d) the Holders of the Notes shall have no right in respect of such Notes except the right to receive the Redemption Price thereof.  On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

Upon presentation of any Note redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Prior to the applicable Redemption Date, the Issuer shall provide to the Trustee an Officer’s Certificate that shall set forth the applicable Redemption Price and the calculation thereof in reasonable detail, which shall include the Make-Whole Amount, if required.  The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the Issuer’s calculation of the Redemption Price. The Trustee shall provide such calculation to any Holder or Initial Purchaser upon request.

Section 3.04  Sinking Fund.

There shall be no sinking fund provided for the Notes.

ARTICLE IV

CERTAIN COVENANTS OF THE ISSUER

Section 4.01  Payment of Principal, Premium and Interest.

The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), and premium, if any, and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes; provided, that the Issuer or Paying Agent may withhold from payments of interest and upon redemption pursuant to Article III hereof, maturity or otherwise, any amounts the Issuer or Paying Agent is required to withhold by law.

Section 4.02  Maintenance of Office or Agency.

The Issuer will maintain an office or agency, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or redemption and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  As of the date of this Indenture, such office shall be the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Issuer.  The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Issuer hereby initially designates the Trustee as Paying Agent, Note Registrar and Custodian, and the Corporate Trust Office shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes.

So long as the Trustee is the Note Registrar, the Trustee agrees to mail (or send by electronic transmission), or cause to be mailed, the notices set forth in Section 7.10 and the third paragraph of Section 7.11 hereof.

Section 4.03  Appointments to Fill Vacancies in Trustee’s Office.

The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 7.10 hereof, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04  Provisions as to Paying Agent.

(a)                                 If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1)                                 that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(2)                                 that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or interest on the Notes when the same shall be due and payable; and

(3)                                 that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal of, premium, if any, or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b)                                 If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, premium, if any, and interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall become due and payable.

(c)                                  Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d)                                 Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 11.02 and Section 11.03 hereof.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05  Existence.

Subject to Article X hereof, each of the Issuer, the Parent and the General Partner will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, that none of the Issuer, the Parent and the General Partner shall be required to preserve any such right or franchise if the Board of Directors of the Parent (or any duly authorized committee thereof) shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer, the Parent or the General Partner, as applicable.

Section 4.06  Provision of Financial Information.

(a)                                 Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Parent will furnish to the Trustee:

(1)                                 all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Parent were required to file such reports; and

(2)                                 all current reports that would be required to be filed with the Commission on Form 8-K if the Parent were required to file such reports,

in each case within fifteen (15) days after the Parent is required to file such reports with the Commission pursuant to the applicable rules and regulations of the Commission (or, if Parent is not so subject to the periodic reporting requirements of the Exchange Act, within 15 days after the Parent would be required to file such reports with the Commission pursuant to the applicable rules and regulations of the Commission had the Parent been so subject).  Reports, information and documents filed with the Commission via the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) will be deemed to be furnished to the Trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants relating to the Notes (as to which the Trustee is entitled to rely exclusively on an officer’s certificate).

Following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Issuer will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and will make the reports available on its website within fifteen (15) days after it files such reports with the Commission.

(b)                                 For so long as any Notes remain outstanding, if at any time they are not required to file with the Commission the reports required by paragraph (a) of this Section 4.06, the Issuer and the Guarantors will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.07  Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08  Compliance Certificate.

Within one hundred twenty (120) calendar days after the end of each fiscal year of the Issuer beginning with the Issuer’s fiscal year ended December 31, 2016, the Issuer shall deliver to the Trustee a certificate signed by any of the principal executive officer, principal financial officer or principal accounting officer of the Issuer stating whether or not the signer has knowledge of any Default under this Indenture, and, if so, specifying each Default and the nature and the status thereof.

The Issuer will deliver to the Trustee, within thirty (30) calendar days of becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officer’s Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 4.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.09  Limitations on Incurrence of Debt.

(a)                                 Total Debt.  The Issuer will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all of the Issuer’s and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with GAAP) would be greater than 60% of the sum of, without duplication:  (1) Total Assets as of the last day of the Latest Completed Fiscal Quarter; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Issuer or any Subsidiary since the last day of such Latest Completed Fiscal Quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

(b)                                 Secured Debt.  The Issuer will not, and will not permit any of its Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with GAAP) of all of the Issuer’s and its Subsidiaries’ outstanding

Secured Debt would be greater than 40% of the sum of, without duplication:  (1)  Total Assets as of the last day of the Latest Completed Fiscal Quarter; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Issuer or any of its Subsidiaries since the last day of such Latest Completed Fiscal Quarter, including those proceeds obtained in connection with the incurrence of such additional Secured Debt.

(c)                                  Ratio of Consolidated EBITDA to Interest Expense.

(1)                                 The Issuer will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the ratio of Consolidated EBITDA to Interest Expense for the period consisting of the four consecutive fiscal quarters ending with the Latest Completed Fiscal Quarter would be less than 1.5 to 1.0, calculated assuming that:

(A)                               such Debt and any other Debt incurred by the Issuer or any of its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred on the first day of such period;

(B)                               the repayment or retirement of any other Debt by the Issuer or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period); and

(C)                               in the case of any acquisition or disposition by the Issuer or any of its Subsidiaries of any asset or group of assets (whether by merger, consolidation, stock purchase or sale, or asset purchase or sale) or other placement of any assets in service or removal of any assets from service by the Issuer or any of its Subsidiaries since the first day of such four-quarter period, such acquisition, disposition, placement in service or removal from service and any related repayment or retirement of Debt had occurred as of the first day of such period, with the appropriate adjustments with respect to such acquisition, disposition, placement in service or removal from service being included in such pro forma calculation.

(2)                                 If the Debt giving rise to the need to make the calculation described in Section 4.09(c)(1) or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating Interest Expense, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period.  For purposes of this Section 4.09(c), Debt will be deemed to be incurred by the Issuer or any of its Subsidiaries whenever the Issuer or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

(d)                              Unencumbered Total Asset Value.  The Issuer will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all of the Issuer’s and its Subsidiaries’ outstanding Unsecured Debt determined on a consolidated basis in accordance with GAAP.

Section 4.10  Payment of Taxes and Other Claims.

The Issuer and the Guarantors will pay, and will cause each of the Issuer’s Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.11  Special Interest Notice.

In the event that the Issuer is required to pay Special Interest to Holders of Notes pursuant to the Registration Rights Agreement or this Indenture, the Issuer will provide written notice (“Special Interest Notice”) to the Trustee of its obligation to pay Special Interest no later than fifteen (15) calendar days prior to the proposed interest payment date for Special Interest, and the Special Interest Notice shall set forth the amount of Special Interest to be paid by the Issuer on such interest payment date.  The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Special Interest, or with respect to the nature, extent or calculation of the amount of Special Interest when made, or with respect to the method employed in such calculation of the Special Interest.

ARTICLE V

NOTEHOLDERS’ LISTS AND REPORTS BY THE ISSUER AND TRUSTEE

Section 5.01  Noteholders’ Lists.

The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than five (5) calendar days after each February 1 and August 1 of each year beginning with February 1, 2017, and at such other times as the Trustee may reasonably request in writing, within thirty (30) calendar days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Notes as of a date not more than fifteen (15) calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Issuer to the Trustee so long as the Trustee is acting as the sole Note Registrar.

Section 5.02  Preservation and Disclosure of Lists.

(a)                                 The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 hereof or maintained by the Trustee in its capacity as Note Registrar in respect of the Notes, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 5.01 hereof upon receipt of a new list so furnished.

(b)                                 The rights of Noteholders to communicate with other Holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)                                  Every Noteholder agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders of Notes made pursuant to the Trust Indenture Act.

Section 5.03  Reports by Trustee.

(a)                                 On or before July 15 of each year beginning with July 15, 2017, the Trustee shall transmit to Holders of Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  In the event that no events have occurred under the applicable Sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports.

(b)                                 A copy of any such report shall, at the time of such transmission to Holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which the Notes are listed and with the Issuer.  The Issuer will promptly notify the Trustee in writing if the Notes are listed on any stock exchange or automated quotation system or delisted therefrom, and in the absence of such notice, the Trustee shall have no responsibility to make any such filing.

ARTICLE VI

REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT

Section 6.01  Events of Default.

In case one or more of the following (each an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a)                                 default for thirty (30) days in the payment of any installment of interest under the Notes; or

(b)                                 default in the payment of the principal amount or Redemption Price due with respect to the Notes, when the same becomes due and payable; or

(c)                                  any Guarantee by a Guarantor ceases for any reason to be, or is asserted in writing by the Issuer or any Guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by this Indenture; or

(d)                                 the Issuer or any of the Guarantors fails to comply with any of its other agreements contained in the Notes, the Guarantees or this Indenture upon receipt by the Issuer of notice of such default from the Trustee or from Holders of not less than twenty-five percent (25%) in principal amount of the outstanding Notes and the Issuer or the relevant Guarantor, as the case may be, fails to cure (or obtain a waiver of) such default within sixty (60) days after the Issuer or such Guarantor receives such notice; or

(e)                                  failure to pay any indebtedness for monies borrowed by the Issuer or any of its Subsidiaries in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from Holders of at least twenty-five percent (25%) in principal amount of the outstanding Notes); or

(f)                                   the Issuer, any of the Guarantors or any of the Issuer’s Significant Subsidiaries pursuant to or under or within meaning of any Bankruptcy Law:

(1)                                 commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Issuer any of the Guarantors or any of the Issuer’s Significant Subsidiaries or such entity’s debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, any of the Guarantors or any of its Significant Subsidiaries or any substantial part of the property of the Issuer, the Guarantors or any of the Issuer’s Significant Subsidiaries; or

(2)                                 consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Issuer, any of the Guarantors or any of the Issuer’s Significant Subsidiaries; or

(3)                                 consents to the appointment of a custodian of it or for all or substantially all of its property; or

(4)                                 makes a general assignment for the benefit of creditors; or

(g)                                  an involuntary case or other proceeding shall be commenced against the Issuer, any of the Guarantors or any of the Issuer’s Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Issuer, any of the Guarantors or any of the Issuer’s Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, any of the Guarantors or any of the Issuer’s Significant Subsidiaries or any substantial part of the property of the Issuer, any of the Guarantors or any of the Issuer’s Significant Subsidiaries, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) calendar days; or

(h)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)                                 is for relief against the Issuer, any of the Guarantors or any of the Issuer’s Significant Subsidiaries in an involuntary case or proceeding; or

(2)                                 appoints a trustee, receiver, liquidator, custodian or other similar official of the Issuer, any of the Guarantors or any of the Issuer’s Significant Subsidiaries or any substantial part of the property of the Issuer, any of the Guarantors or any of the Issuer’s Significant Subsidiaries; or

(3)                                 orders the liquidation of the Issuer, any of the Guarantors or any of the Issuer’s Significant Subsidiaries;

and, in each case in this clause (h), the order or decree remains unstayed and in effect for thirty (30) calendar days,

then, in each and every such case (other than an Event of Default specified in Section 6.01(f), 6.01(g) or 6.01(h) hereof with respect to the Issuer or any of the Guarantors), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer (and to the Trustee if given by Noteholders), may declare the principal amount of and premium, if any, and interest accrued and unpaid on all the Notes to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable. Notwithstanding anything to the contrary contained in this Indenture, the sole remedy for an Event of Default relating to a failure to comply with any of the provisions of Section 4.06 hereof shall consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.25% of the outstanding principal amount of the Notes. This additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes and will accrue on all outstanding Notes from and including the date on which such Event of Default first occurs to, but not including, the date on which such Event of Default shall have been cured or waived.

If an Event of Default specified in Section 6.01(f), 6.01(g) or 6.01(h) hereof occurs with respect to the Issuer, the principal amount of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.

If, at any time after the principal amount of and premium, if any, and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Notes then outstanding on behalf of the Holders of all of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.07 hereof, if all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid interest that have become due solely because of such acceleration, have been cured or waived.  No such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.  The Issuer shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 4.08 hereof.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02  Payments of Notes on Default; Suit Therefor.

The Issuer covenants that in the case of an Event of Default pursuant to Section 6.01(a) or 6.01(b) hereof, upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 7.06 hereof.  Until such demand by the Trustee, the Issuer may pay the principal of and premium, if any, and interest on the Notes to the registered Holders, whether or not the Notes are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Notes and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the case of any other judicial proceedings relative to the Issuer or such other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02 hereof, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06 hereof, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 6.03  Application of Monies Collected by Trustee.

Any monies collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST:                                                        To the payment of all amounts due the Trustee under Section 7.06 hereof;

SECOND:                                         In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on the Notes in default in the order of the maturity of the installments of such interest, such payments to be made ratably to the Persons entitled thereto;

In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

THIRD:                                                   To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 6.04  Proceedings by Noteholder.

No Holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal, premium, if any, or interest on the Notes, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for ninety (90) calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07 hereof; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes (except as otherwise provided herein).  For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof) and premium, if any, and accrued interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

Section 6.05  Proceedings by Trustee.

In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06  Remedies Cumulative and Continuing.

All powers and remedies given by this Article VI to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein, and, subject to the provisions of Section 6.04 hereof, every power and remedy given by this Article VI or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 6.07  Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.

The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholders to the detriment of other Noteholders or otherwise be unduly prejudicial to the Noteholders not joining therein, and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability.  Prior to taking any such action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), premium, if any, or interest on the Notes, unless such default has been cured and the Issuer has deposited with the Trustee all required payments of the principal of, premium, if any, and interest on the Notes then due and payable (provided, however, that the Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or (ii) a default in respect of a covenant or provisions hereof which under Article IX hereof cannot be modified or amended without the consent of the Holders of all Notes then outstanding or each Note affected thereby.

Upon any such waiver, the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.08  Notice of Defaults.

The Trustee shall, within ninety (90) calendar days after a Responsible Officer of the Trustee has knowledge of the occurrence of a Default, mail (or send by electronic transmission) to all Noteholders, as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided, that except in the case of default in the payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders; provided further, that the Trustee shall not be deemed to have notice of the occurrence of a Default unless written notice of any event which is in fact such a default is received by a Responsible Officer at the Corporate Office of the Trustee, and such notice references this Indenture.

Section 6.09  Undertaking to Pay Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Issuer, the Parent or the General Partner, to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent (10%) in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 hereof, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), or interest on any Note on or after the due date expressed in such Note.

ARTICLE VII

THE TRUSTEE

Section 7.01  Duties and Responsibilities of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)                                 prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(1)                                 the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(2)                                 in the absence of negligence, bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 8.04 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)                                 whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

(e)                                  the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent (other than the Trustee) or any records maintained by any registrar (other than the Trustee) with respect to the Notes;

(f)                                   if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee has otherwise received written notice thereof; and

(g)                                  the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have been notified in writing of such Event of Default by the Issuer or a Holder of Notes.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Except as explicitly specified otherwise herein, the Issuer will be responsible for making all calculations required under this Indenture and the Notes.  The Issuer will make such calculations in good faith and, absent manifest error, the Issuer’s calculations will be final and binding on Holders of the Notes.  The Issuer will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Issuer’s calculations without independent verification.

Section 7.02  Certain Rights of Trustee.

Except as otherwise provided in Section 7.01 hereof:

(a)                                 the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, Note, coupon or other paper or document (whether in its original, facsimile or electronic form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Parent may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the General Partner;

(c)                                  the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;

(d)                              the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)                                  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

(f)                                   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it hereunder;

(g)                                  the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h)                                 the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i)                                     the Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(j)                                    any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 7.03  No Responsibility for Recitals, etc.

The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Issuer of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04  Trustee, Paying Agents or Registrar May Own Notes.

The Trustee, any Paying Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Note Registrar.

Section 7.05  Monies to be Held in Trust.

Subject to the provisions of Section 11.02 hereof, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Monies held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  Except as otherwise provided herein, the Trustee shall be under no liability for interest on any monies received by it hereunder except as may be agreed in writing from time to time by the Issuer and the Trustee.

Section 7.06  Compensation and Expenses of Trustee.

The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Issuer and the Trustee, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith.  The Issuer also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and any agent for, and to hold them harmless against, any and all loss, liability, damage, claim or reasonable expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Issuer, any Holder or any other Person) of liability in the premises.  The obligations of the Issuer under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes.  The obligation of the Issuer under this Section 7.06 shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(f), 6.01(g) or 6.01(h) hereof with respect to the Issuer occurs, the expenses and the compensation for the services are intended to constitute reasonable expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07  Officer’s Certificate as Evidence.

Except as otherwise provided in Section 7.01 hereof, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, bad faith, recklessness or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate or Opinion of Counsel, or both, delivered to the Trustee.

Section 7.08  Conflicting Interests of Trustee.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 7.09  Eligibility of Trustee.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000).  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.10  Resignation or Removal of Trustee.

(a)                                 The Trustee may at any time resign by giving written notice of such resignation to the Issuer and to the Holders of Notes.  Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment sixty (60) calendar days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Issuer and the Noteholders, appoint a successor identified in such notice or may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)                                 In case at any time any of the following shall occur:

(1)                                 the Trustee shall fail to comply with Section 7.08 hereof after written request therefor by the Issuer; or

(2)                                 the Noteholders of a majority in the aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer; or

(3)                                 the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 hereof and shall fail to resign after written request therefor by the Issuer or by any such Noteholder; or

(4)                                 the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may (or in the case of clause (2) above, shall) remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee; provided, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) calendar days after either the Issuer or the Noteholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Issuer, any court of competent jurisdiction for an appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)                                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11 hereof.

(d)                                 Notwithstanding the replacement of the Trustee pursuant to this Section 7.10, the Issuer’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

Section 7.11  Acceptance by Successor Trustee.

Any successor trustee appointed as provided in Section 7.10 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06 hereof, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06 hereof.

No successor trustee shall accept appointment as provided in this Section 7.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.08 hereof and be eligible under the provisions of Section 7.09 hereof.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Issuer (or the former trustee, at the written direction of the Issuer) shall mail (or send by electronic transmission) or cause to be mailed (or sent by electronic transmission) notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Note Register.  If the Issuer fails to mail such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer

Section 7.12  Succession by Merger.

Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 7.08 hereof and eligible under the provisions of Section 7.09 hereof.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 7.13  Preferential Collection of Claims.

If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer (or any such other obligor).

Section 7.14  United States Patriot Act.

To help the government fight the funding of terrorism and money laundering activities, the federal law of the United States requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.  For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Trustee may ask for documentation to verify its formation and existence as a legal entity.  The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

ARTICLE VIII

THE NOTEHOLDERS

Section 8.01  Action by Noteholders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Notes voting in favor thereof at any meeting of Noteholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.  Whenever the Issuer or the Trustee solicits the taking of any action by the Holders of the Notes, the Issuer or the Trustee may fix in advance of such solicitation a date as the Record Date for determining Holders entitled to take such action.  The Record Date, if any, shall be not more than fifteen (15) calendar days prior to the date of commencement of solicitation of such action.

Section 8.02  Proof of Execution by Noteholders.

Subject to the provisions of Sections 7.01 and 7.02 hereof, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee, in its sole discretion.  The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

Section 8.03  Absolute Owners.

The Issuer, the Trustee, any Paying Agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Note Registrar) for the purpose of receiving payment of or on account of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), premium, if any, and interest on such Note and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any Note Registrar shall be affected by any notice to the contrary.  All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 8.04  Issuer-Owned Notes Disregarded.

In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture or whether a quorum is present at a meeting of the Holders of the Notes, Notes which are owned by the Issuer or any other obligor on the Notes or any Subsidiary of the Issuer or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Issuer, any other obligor on the Notes or any Affiliate of the Issuer or any such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01 hereof, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05  Revocation of Consents; Future Holders Bound.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01 hereof, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02 hereof, revoke such action so far as it concerns such Note.  Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01  Supplemental Indentures Without Consent of Noteholders.

The Issuer, the Guarantors and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental to this Indenture without the consent of the Holders of the Notes hereto for one or more of the following purposes:

(a)                                 to evidence a successor to the Issuer as obligor or to any of the Guarantors as guarantor under this Indenture;

(b)                                 to add to the covenants of the Issuer or any Guarantor, for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any Guarantor in this Indenture or in the Notes;

(c)                                  to add Events of Default for the benefit of the Holders of the Notes;

(d)                                 to amend or supplement any provisions of this Indenture, including any provision relating to the transfer and legending of Notes or to the extent necessary to permit or facilitate defeasance and discharge of any series of the Notes; provided, that no amendment or supplement shall materially adversely affect the interests of the Holders of any Notes then outstanding;

(e)                                  to secure the Notes;

(f)                                   to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(g)                                  to provide for rights of Holders of Notes if any consolidation or merger of the Issuer occurs or any sale, conveyance, transfer or lease of all or substantially all of the property of the Issuer and its Subsidiaries, taken as a whole, occurs;

(h)                                 to cure any ambiguity, defect or inconsistency in this Indenture; provided, that the action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(i)                                     to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(j)                                    to comply with any requirement of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(k)                                 to conform the text of this Indenture, any Guarantee or the Notes to any provision of the description thereof set forth in the Offering Memorandum to the extent that such provision in the Offering Memorandum, as supplemented by the related term sheet, was intended to be a verbatim recitation of a provision in this Indenture or the Notes; or

(l)                                     to add additional Guarantors for the benefit of Holders of the Notes.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors of the Parent authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion and may in reliance on an Opinion of Counsel, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Issuer, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02 hereof.

Section 9.02  Supplemental Indentures With Consent of Noteholders.

With the consent (evidenced as provided in Article VIII hereof) of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Issuer, the Guarantors and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(a)                                 change the Stated Maturity of the principal of or any installment of interest on the Notes, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the Notes, or adversely affect any right of repayment of the Holder of the Notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any Note or impair the right to institute suit for the enforcement of any payment on or with respect to the Notes;

(b)                                 reduce the percentage in principal amount of the outstanding Notes necessary to modify or amend this Indenture, to waive compliance with certain provisions of this Indenture or certain defaults and their consequences provided in this Indenture, or to reduce the requirements of quorum or change voting requirements set forth in this Indenture;

(c)                                  modify or affect in any manner adverse to the Holders the terms and conditions of the obligations of the Issuer or the Guarantors in respect of the due and punctual payments of principal and interest;

(d)                                 modify or affect in any manner adverse to the Holders of the Notes the terms and conditions of the Guarantees of any Guarantor in respect of the Notes; or

(e)                                  modify any of this Section 9.02 or Section 6.07 hereof or any of the provisions relating to the waiver of certain past Defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of the Notes.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors of the Parent authorizing the execution of any supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.  The Trustee may rely on an Opinion of Counsel that such supplemental indenture is permitted by this Indenture.

It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03  Effect of Supplemental Indenture.

Any supplemental indenture executed pursuant to the provisions of this Article IX shall comply with the Trust Indenture Act, as then in effect, provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04  Notation on Notes.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11 hereof) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 9.05  Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee.

Prior to entering into any supplemental indenture pursuant to this Article IX, the Trustee shall be provided with an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX and is otherwise authorized or permitted by this Indenture.

ARTICLE X

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01  Issuer May Consolidate on Certain Terms.

Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Issuer with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers in which either the Issuer will be the continuing entity or the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Issuer and its Subsidiaries, taken as a whole, to any other Person (whether or not affiliated with the Issuer); provided, however, that the following conditions are met (except in the case of a lease to an unaffiliated operator in the ordinary course of business):

(a)                                 the Issuer shall be the continuing entity, or the successor entity (if other than the Issuer) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b)                                 immediately after giving effect to such transaction, no Default and no Event of Default shall have occurred and be continuing; and

(c)                                  either the Issuer or the successor Person, in either case, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article X and that all conditions precedent herein provided for relating to such transaction have been complied with.

Notwithstanding anything to the contrary in the foregoing, nothing in this Section 10.01 will prohibit the Parent or the General Partner from consolidating or merging with or into the Issuer or selling and/or transferring all or substantially all of its assets to the Issuer, nor shall it apply to any transaction in which the Issuer, the Parent or the General Partner consolidates or merges with or into or transfers all or substantially all of the Issuer’s or its assets to an affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Issuer, the Parent or the General Partner, as applicable, in another jurisdiction within the United States or changing the Issuer’s or its legal structure.

Section 10.02  Issuer Successor to be Substituted.

Upon any consolidation by the Issuer with or merger of the Issuer into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to any Person in accordance with Section 10.01 hereof, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Notes with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be released and discharged and released from all obligations and covenants under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 10.03  Parent and General Partner May Consolidate on Certain Terms.

Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Parent or of the General Partner with or into any other Person or Persons (whether or not affiliated with the Parent or the General Partner, as applicable), or successive consolidations or mergers in which either the Parent or the General Partner, as applicable, will be the continuing entity or the Parent or the General Partner, as applicable, or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Parent or the General Partner, as applicable, to any other Person (whether or not affiliated with the Parent or the General Partner, as applicable); provided, however, that the following conditions are met:

(a)                                 the Parent or the General Partner, as applicable, shall be the continuing entity, or the successor entity (if other than the Parent or the General Partner, as applicable) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume the guarantee endorsed on the Notes and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b)                                 immediately after giving effect to such transaction, no Default and no Event of Default shall have occurred and be continuing; and

(c)                                  either the Parent or the successor Person, in either case, shall have delivered to the Trustee an Officer’s Certificate of the Parent and of the General Partner and an Opinion of Counsel, each in a form reasonably acceptable to Trustee and each stating that such consolidation, sale, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article X and that all conditions precedent herein provided for relating to such transaction have been complied with.

Notwithstanding anything to the contrary in the foregoing, nothing in this Section 10.03 will prohibit the Parent or the General Partner from consolidating or merging with or into the Issuer or selling and/or transferring all or substantially all of its assets to the Issuer, nor shall it apply to any transaction in which the Issuer, the Parent or the General Partner consolidates or merges with or into or transfers all or substantially all of the Issuer’s or its assets to an affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Issuer, the Parent or the General Partner, as applicable, in another jurisdiction within the United States or changing the Issuer’s or its legal structure.

Section 10.04  Parent and General Partner Successor to be Substituted.

Upon any consolidation or merger or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Parent or of the General Partner to any Person in accordance with Section 10.03, the successor Person formed by such consolidation or into which the Parent or the General Partner, as applicable, is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Parent or the General Partner, as applicable, under this Indenture and its Guarantee with the same effect as if such successor Person had been named as the Parent or the General Partner, as applicable, herein, and thereafter, except in the case of a lease, the predecessor Person shall be released and discharged from all obligations and covenants under this Indenture and its Guarantee.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 10.05  Assumption of Issuer’s Obligations.

The Parent, or a Subsidiary thereof that is organized and existing under the laws of the United States, any state of the United States or the District of Columbia, may directly assume, pursuant to an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on all the Notes and the performance of every covenant of this Indenture to be performed or observed by the Issuer.  Upon any such assumption, the Parent or such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Issuer under this Indenture with the same effect as if the Parent or such Subsidiary had been named as the Issuer herein and the Issuer shall be released from all obligations and covenants with respect to the Notes.  No such assumption shall be permitted unless the Parent has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in a form reasonably acceptable to Trustee and each stating that such assumption and supplemental indenture comply with this Article X, and that all conditions precedent herein provided for relating to such transaction have been complied with and that, in the event of assumption by a Subsidiary, the Guarantees and all other covenants of the Parent herein remain in full force and effect.

ARTICLE XI

SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01  Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(1) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 11.04 hereof and (B) Notes for whose payment monies have theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 11.04 hereof) have been delivered to the Trustee for cancellation; or

(2) all such Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable or will become due and payable at their Maturity Date or within one year, or (B) are to be called for redemption on a Redemption Date within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer and the Guarantors, in the case of clause (A) or (B) above, have irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Issuer or any of its Affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity Date or Redemption Date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a Default or Event of Default; provided further, that such deposit shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Issuer or any Guarantor is a party or to which the Issuer or any Guarantor is bound;

(b) the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder; and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in a form reasonably acceptable to Trustee and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.06 hereof shall survive and, if monies shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 11.01, the provisions of Sections 2.06, 2.07, 2.08, 5.01 hereof and this Article XI, shall survive until the Notes have been paid in full.

Section 11.02  Deposited Monies to be Held in Trust by Trustee.

Subject to Section 11.04 hereof, all monies deposited with the Trustee pursuant to Section 7.05 hereof shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Issuer if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.  The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.

Section 11.03  Paying Agent to Repay Monies Held.

Subject to the provisions of Section 11.04 hereof, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Noteholders, all monies deposited with it pursuant to Section 11.01 hereof and shall apply the deposited monies in accordance with this Indenture and the Notes to the payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof) and interest on the Notes.

Section 11.04  Return of Unclaimed Monies.

The Paying Agent shall pay to the Issuer upon request any monies held by it for the payment of principal or interest that remains unclaimed for two years after a right to such monies have matured; provided, however that the Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed (or sent by electronic transmission) to each Holder entitled to such monies, notice that such monies remain unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing or publication, any unclaimed balance of such monies then remaining will be repaid to the Issuer.  After payment to the Issuer, Holders entitled to monies may not look to the Paying Agent and must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and the Paying Agent shall be relieved of all liability with respect to such monies.

Section 11.05  Reinstatement.

If the Trustee or the Paying Agent is unable to apply any monies in accordance with Section 11.02 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof until such time as the Trustee or the Paying Agent is permitted to apply all such monies in accordance with Section 11.02 hereof; provided, that if the Issuer makes any payment of principal of or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies held by the Trustee or Paying Agent

ARTICLE XII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01  Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 12.02 or 12.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article XII.

Section 12.02  Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 12.01 hereof of the option applicable to this Section 12.02, the Issuer and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be deemed to have been discharged from their respective obligations under this Indenture, the Notes and the Guarantees thereof with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 12.05 hereof and the other sections of this Indenture referred to in clauses (1) and (2) of Section 12.04(b) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)           the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 12.04 hereof, payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due;

(b)           the Issuer’s obligations with respect to such Notes under Article II and Section 4.02 hereof;

(c)           the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(d)           this Article XII.

Subject to compliance with this Article XII, the Issuer may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 hereof.

Section 12.03  Covenant Defeasance.

Upon the Issuer’s exercise under Section 12.01 hereof of the option applicable to this Section 12.03, the Issuer and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.05, 4.06, 4.09, 4.10 and 4.11 hereof and Article X hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 12.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantee, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 12.01 hereof of the option applicable to this Section 12.03, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, Sections 6.01(c), 6.01(d) and 6.01(e) hereof will not constitute Events of Default.

Section 12.04  Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.02 or 12.03 hereof:

(a)           the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(b)           in the case of an election under Section 12.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that:

(1)           the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)           since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 12.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

(e)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Issuer is a party or by which the Issuer or any Guarantor is bound;

(f)            the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(g)           the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in a form reasonably acceptable to Trustee and each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 12.05  Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 12.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.05, the “Trustee”) pursuant to Section 12.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this

Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article XII to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 12.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 12.06  Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured creditor, be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.

Section 12.07  Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 12.02 or 12.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantor’s obligations under this Indenture and the Notes and the Guarantee will be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE XIII

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.01  Indenture and Notes Solely Corporate Obligations.

Except as otherwise expressly provided in Article XV hereof, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof) or, premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or Subsidiary, as such, past, present or future, of the Issuer, any Guarantor, any Subsidiary of the Issuer or any Guarantor or any successor thereto, either directly or through the Issuer or any of the Issuer’s Subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE XIV

MEETINGS OF HOLDERS OF NOTES

Section 14.01  Purposes for Which Meetings May Be Called.

A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article XIV to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by this Indenture to be made, given or taken by Holders of Notes.

Section 14.02  Call, Notice and Place of Meetings.

(a)           The Trustee may, in its sole discretion, at any time call a meeting of Holders of Notes for any purpose specified in Section 14.01 hereof, to be held at such time and at such place as the Trustee shall determine.

(b)           In case at any time the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 14.01 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section 14.02.

(c)           Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.03 hereof, not less than twenty-one (21) nor more than 180 days prior to the date fixed for the meeting.

Section 14.03  Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Parent and its counsel, any representatives of the General Partner and its counsel and any representatives of the Issuer and its counsel.

Section 14.04  Quorum; Action.

The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at the meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the Persons holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum.  In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved.  In any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.02 hereof, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes which shall constitute a quorum.

Except as limited by the proviso to Section 9.02 hereof, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as limited by the proviso to Section 9.02 hereof, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes.

Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 14.04 shall be binding on all the Holders of Notes, whether or not such Holders were present or represented at the meeting.

Section 14.05  Determination of Voting Rights; Conduct and Adjournment of Meetings.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.03 hereof and the appointment of any proxy shall be proved in the manner specified in Section 8.01 hereof.

(a)           The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Notes as provided in Section 14.02(b) hereof, in which case the Issuer or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes of such series represented at the meeting.

(b)           At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(c)           Any meeting of Holders of Notes duly called pursuant to Section 14.02 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 14.06  Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them.  The permanent chairman of the meeting shall appoint an inspector of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting its verified written report in triplicate of all votes cast at the meeting.  A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspector of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 hereof and, if applicable, Section 14.04 hereof.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE XV

GUARANTEES

Section 15.01  Guarantees.

(a)           Subject to this Article XV, each of the Guarantors, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally Guarantees to each Noteholder and to the Trustee and its successor and assigns, on a senior basis and equal in right of payment to all existing and future senior indebtedness of such Guarantors, the punctual payment when due of all monetary obligations of the Issuer under this Indenture and the Notes, whether for principal (including overdue principal) of, premium, if any, or interest on, the Notes (each such Guarantee, a “Note Guarantee” and collectively, the “Note Guarantees”).

(b)           The obligations of each Guarantor under its Note Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any law relating to insolvency of debtors.

(c)           Each Guarantor further agrees that (to the fullest extent permitted by law) its obligations under its Note Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Notes or the obligations of the Issuer or any other Guarantor hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(d)           Each Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 15.02 of this Indenture) its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and its Note Guarantee. Each Note Guarantee is a guarantee of payment and not of collection.

(e)          Each Note Guarantee shall be a continuing guarantee and shall, (i) subject to Section 15.02 of this Indenture, remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition), (ii) be binding upon such Guarantor, and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

(f)            The obligations of each Guarantor hereunder and under its Note Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced or terminated the obligations of any Guarantor hereunder and under its Note Guarantee (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made.

Section 15.02  Release of Note Guarantee.

Notwithstanding the provisions of Section 15.01 of this Indenture, a Guarantor shall be automatically and unconditionally released from its obligations under this Indenture, including its Note Guarantee:

(a)             upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default occur as a result thereof;

(b)             to the extent provided in Section 10.04 hereof; or

(c)             upon the Issuer’s exercise of its legal defeasance option or its covenant defeasance option as described in Article XII of this Indenture or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.

Upon any such occurrence specified in this Section 15.02, at the Issuer’s request, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel, each in a form reasonably acceptable to Trustee and each stating that all conditions precedent under this Indenture relating to such release have been complied with, the Trustee shall execute any documents reasonably requested by the Issuer evidencing such release. A Person that has been released pursuant to this Section 15.03 shall cease to be a Guarantor for all purposes under this Indenture from and after the date of such release.

Section 15.03  Notation Not Required.

None of the Issuer, the Parent or the General Partner shall be required to make a notation on the Notes to reflect any Guarantee or any release thereof.

Section 15.04  Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 15.04 is knowingly made in contemplation of such benefits.

Section 15.05  Notices.

Notice to any Guarantor shall be sufficient if addressed to such Guarantor care of the Issuer at the address, place and manner provided in Section 16.03 of this Indenture.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.01  Provisions Binding on Issuer’s and Guarantors’ Successors.

All the covenants, stipulations, promises and agreements by the Issuer or any Guarantor contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 16.02  Official Acts by Successor Corporation.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer or any Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or such Guarantor.

Section 16.03  Addresses for Notices, etc.

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on the Issuer or a Guarantor shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by facsimile transmission addressed as follows:

To the Issuer or a Guarantor, as applicable:

Care Capital Properties, LP

c/o/ Care Capital Properties, Inc.

191 North Wacker Drive, Suite 1200

Chicago, Illinois 60606

Facsimile No.:  (312) 881-4799

Attention:  Chief Financial Officer

Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, when received after being given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or hand delivered, or sent by facsimile transmission addressed as follows:

Regions Bank, Corporate Trust Services

1717 St. James Place

Houston, TX 77056

Facsimile No.: (713) 693-5303

Attention: Alejandro Hoyos

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed by first class mail, postage prepaid, at such Noteholder’s address as it appears on the Note Register and shall be sufficiently given to such Noteholder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it

Section 16.04  Governing Law.

This Indenture, the Notes and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any laws other than the laws of the State of New York.

Section 16.05  Evidence of Compliance with Conditions Precedent, Certificates to Trustee.

Upon any application or demand by the Issuer or the Parent to the Trustee to take any action under any of the provisions of this Indenture, the Issuer or the Parent shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include:  (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 16.06  Legal Holidays.

In any case in which the Stated Maturity of interest on or principal of the Notes or the Redemption Date of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Stated Maturity or the Redemption Date, and no interest shall accrue for the period from and after such date.

Section 16.07  Trust Indenture Act.

This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, that this Section 16.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to this Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 16.08  No Security Interest Created.

Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its subsidiaries is located.

Section 16.09  Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.10  Table of Contents, Headings, etc.

The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.11  Authenticating Agent.

The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.06, 2.07, 2.08 and 3.03 hereof, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09 hereof.

Any corporation into which any authenticating agent may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, consolidation or exchange to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 16.11, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Issuer and shall mail notice of such appointment of a successor authenticating agent to all Holders of Notes as the names and addresses of such Holders appear on the Note Register.

The Issuer agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Issuer and the authenticating agent.

The provisions of Sections 7.02, 7.03, 7.04 and 8.03 hereof and this Section 16.11 shall be applicable to any authenticating agent.

Section 16.12  Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Indenture by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 16.13  Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Regions Bank hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

CARE CAPITAL PROPERTIES, INC.

By:	/s/ Lori B. Wittman
Name: Lori B. Wittman
Title: Executive Vice President and Chief Financial Officer

CARE CAPITAL PROPERTIES GP, LLC

By:	/s/ Lori B. Wittman
Name: Lori B. Wittman
Title: Vice President and Treasurer

CARE CAPITAL PROPERTIES, LP

By:	/s/ Lori B. Wittman
Name: Lori B. Wittman
Title: Vice President and Treasurer

REGIONS BANK, as Trustee

By:	/s/ Alejandro Hoyos
Name: Alejandro Hoyos
Title: Vice President

Signature Page to Indenture

EXHIBIT A

[Include only for Global Notes]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Include only for Notes that are Restricted Securities]

THIS SECURITY HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION.  BY ITS ACCEPTANCE HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO THE DATE WHICH IS [FOR RULE 144A NOTES, THE LATER OF (X) ONE YEAR (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT WITHOUT THE SATISFACTION OF ANY CONDITIONS OR OTHER REQUIREMENTS) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH CARE CAPITAL PROPERTIES, LP (THE “OPERATING PARTNERSHIP”) OR ANY AFFILIATE OF THE OPERATING PARTNERSHIP WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH INTEREST OR PARTICIPATION AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW][FOR REGULATION S NOTES, 40 DAYS PRIOR

TO THE EXPIRATION OF THE “DISTRIBUTION COMPLIANCE PERIOD” (AS DEFINED IN REGULATION S OF THE SECURITIES ACT (“REGULATION S”)], ONLY (A) TO THE OPERATING PARTNERSHIP, CARE CAPITAL PROPERTIES, INC. OR ANY OF THE OPERATING PARTNERSHIP’S SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME OR BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) ACQUIRING THIS SECURITY OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS WITHIN THE MEANING OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THIS SECURITY OR SUCH INTEREST OR PARTICIPATION BE AT ALL TIMES WITHIN ITS CONTROL, AND TO COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE.  THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE OPERATING PARTNERSHIP TO THE TRUSTEE.

[FACE OF NOTE]

CARE CAPITAL PROPERTIES, LP

5.125% SENIOR NOTES DUE 2026

CUSIP No.

ISIN:

No.	$

Care Capital Properties, LP, a Delaware limited partnership (herein called the “Issuer,” which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                  DOLLARS ($               ), or such other amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note, on August 15, 2026 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on February 15 and August 15 of each year, commencing February 15, 2017 (each, an “Interest Payment Date”), on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 5.125%, from the most recent Interest Payment Date to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from July 14, 2016 until payment of said principal sum has been made or duly provided for.  The interest so payable will be paid to the Person in whose name the Note is registered on the Note Register at 5:00 p.m., New York City time, on the February 1 or August 1 immediately preceding the applicable Interest Payment Date (the “Record Date”); provided that any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall cease to be payable to the Noteholder registered as such on the relevant Record Date and may be paid to the Person in whose name the Note is registered on the Note Register at 5:00 p.m., New York City time, on a special record date to be fixed by the Trustee, notice of which will be provided to Noteholders not less than 10 calendar days prior to such special record date or in any other lawful manner, all as more fully provided in the Indenture.  The Issuer shall pay, or cause to be paid, interest on any Notes in certificated form by wire transfer of immediately available funds to the accounts specified by the Holders thereof, or, if no such account is specified for a Holder, by check mailed to such Holder at its registered address set forth in the Note Registrar’s books.  The Issuer shall pay interest on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Issuer promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate borne by the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof and the Indenture governing this Note.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile or other electronic imaging means by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:	CARE CAPITAL PROPERTIES, LP
By: Care Capital Properties GP, LLC, as its sole general partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Dated:	REGIONS BANK, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

CARE CAPITAL PROPERTIES, LP

5.125% SENIOR NOTES DUE 2026

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.125% Senior Notes due 2026 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of July 14, 2016 (herein called the “Indenture”), among the Issuer, the Guarantors party thereto and Regions Bank, as trustee (herein called the “Trustee”), to which Indenture and any indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, the Guarantors and the Holders of the Notes.  Defined terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

The Notes are general unsecured obligations of the Issuer.  The Indenture limits the original aggregate principal amount of the Notes to $500,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.  This Note is guaranteed, as set forth in the Indenture.

If an Event of Default (other than an Event of Default specified in Section 6.01(f), 6.01(g) or 6.01(h) with respect to the Issuer) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable.  If an Event of Default specified in Section 6.01(f), 6.01(g) or 6.01(h) of the Indenture occurs with respect to the Issuer, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 9.02 of the Indenture.  Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past Default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in denominations of $2,000 principal amount and any multiple of $1,000.  At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Issuer shall have the right to redeem the Notes under certain circumstances as set forth in Section 3.01, Section 3.02 and Section 3.03 of the Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

Except as expressly provided in Article XV of the Indenture, no recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, limited partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Guarantors, the Issuer or any of the Issuer’s Subsidiaries or of any successor thereto, either directly or through the Guarantors, the Issuer or any of the Issuer’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Note.

[Include only in Restricted Notes] In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement referred to in the Indenture.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN-COM	as tenants in common

TEN-ENT	as tenants by the entireties

UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Cust	Custodian

JT-TEN	as joint tenants with right of survivorship and not under Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                              to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your signature:
(Sign exactly as your name appears on the face of this Note)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE:  The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[Include Schedule only for a Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial principal amount of this Global Note is [     ] DOLLARS ($[     ]).  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date	Amount of Increase in Principal Amount of this Note	Amount of Decrease in Principal Amount of this Note	Principal Amount of this Note following such Increase or Decrease	Signature of Authorized Officer or Trustee

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Care Capital Properties, LP

c/o Care Capital Properties, Inc.

191 North Wacker Drive, Suite 1200

Chicago, Illinois 60606

Facsimile No.:  (312) 881-4798

Attention:  Kristen Benson, General Counsel

Regions Bank, Corporate Trust Services

One Indiana Square -  Suite 705

Indianapolis, Indiana  46204

Facsimile No.:  (317) 221-6121

Attention:  John Alexander, Senior Vice President

Re:  5.125% Senior Notes due 2026

Reference is hereby made to the Indenture, dated as of July 14, 2016 (the “Indenture”), by and among Care Capital Properties, LP, a Delaware limited partnership, as issuer (the “Issuer”), the Guarantors party thereto and Regions Bank, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $               in such Note[s] or interests (the “Transfer”), to                                (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and other jurisdictions.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such

Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)  ☐  such Transfer is being effected to the Issuer or a Subsidiary thereof; or

(c)  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)  ☐  such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the

Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐  Check if Transfer is Pursuant to Other Exemption or Registration.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States or pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.  The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)  ☐  a beneficial interest in the:

(i)  ☐  144A Global Note (CUSIP             ), or

(ii)  ☐  Regulation S Global Note (CUSIP             ), or

(b)  ☐  a Restricted Definitive Note.

2.  After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  ☐  a beneficial interest in the:

(i)  ☐  144A Global Note (CUSIP             ), or

(ii)  ☐  Regulation S Global Note (CUSIP             ), or

(iii)  ☐  Unrestricted Global Note (CUSIP             ); or

(b)  ☐  a Restricted Definitive Note; or

(c)  ☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Care Capital Properties, LP

c/o Care Capital Properties, Inc.

191 North Wacker Drive, Suite 1200

Chicago, Illinois 60606

Facsimile No.:  (312) 881-4798

Attention:  Kristen Benson, General Counsel

Regions Bank, Corporate Trust Services

One Indiana Square -  Suite 705

Indianapolis, Indiana  46204

Facsimile No.:  (317) 221-6121

Attention:  John Alexander, Senior Vice President

Re:  5.125% Senior Notes due 2026

Reference is hereby made to the Indenture, dated as of July 14, 2016 (the “Indenture”), by and among Care Capital Properties, LP, a Delaware limited partnership, as issuer (the “Issuer”), the Guarantors party thereto and Regions Bank, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.  Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and other jurisdictions.

(b)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not

required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.  Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States and other jurisdictions.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: